UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 17, 2013

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On December 17, 2013, Fortinet, Inc. (the “Company”) appointed Andrew H. Del Matto, age 55, to serve as Chief Financial Officer of the Company, commencing on January 2, 2014. Mr. Del Matto has been Senior Vice President and Chief Accounting Officer of Symantec Corporation since April 2012 and its acting Chief Financial Officer since October 2013. Mr. Del Matto joined Symantec in January 2005 and had served as Corporate Treasurer and Vice President of Finance Business Operations since September 2009 and prior to that led the Corporate Financial Planning and Analysis and Revenue Operations teams. Prior to joining Symantec, Mr. Del Matto was employed by Inktomi Corporation and SGI Corporation in a variety of finance and accounting leadership roles. Mr. Del Matto started his career with KPMG LLP as a certified public accountant. Mr. Del Matto holds a B.S. from Ohio University and an M.B.A. from Golden Gate University.

There are no arrangements or understandings between Mr. Del Matto and any other persons pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of our directors or executive officers and Mr. Del Matto and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Offer Letter

The Company entered into an employment offer letter with Mr. Del Matto dated December 17, 2013 (the “Offer Letter”). The Offer Letter has no specified term, and Mr. Del Matto’s employment with the Company will be on an at-will basis. Pursuant to the Offer Letter, Mr. Del Matto will receive an annual base salary of $380,000 and is eligible for an annual bonus pursuant to the Company’s Bonus Plan with a target amount equal to 65% of his base salary. Mr. Del Matto is also entitled to a signing bonus of $50,000, subject to his completion of two years of employment with the Company.

Stock Grant Letter

The Company also entered into a letter with Mr. Del Matto dated December 17, 2013 regarding stock grants proposed to be made to Mr. Del Matto in connection with his appointment (the “Stock Grant Letter”). Pursuant to the Stock Grant Letter, Mr. Del Matto will receive 120,000 restricted stock units (“RSUs”) and 25,000 performance-based restricted stock units (“PBRSUs”), subject to approval by the Board of the grants and the performance criteria for the PBRSUs and vesting schedules for the RSUs and PBRSUs.

Change of Control Severance Agreement

In addition to the letters described above, the Company and Mr. Del Matto entered into a Change of Control Severance Agreement, dated December 17, 2013 (the “Severance Agreement”), under which he may receive benefits upon terminations of employment meeting the specifications set forth in the Severance Agreement. Such benefits are subject to Mr. Del Matto’s execution of a release of claims and in the case of a Change of Control (as defined in the Severance Agreement), subject to non-solicitation and non-competition periods of 24 months, as permitted by applicable law.

The Severance Agreement provides that if, within the first 365 days of Mr. Del Matto’s employment with the Company, he is terminated by the Company without Cause (as defined in the Severance Agreement), prior to, or absent, a Change of Control, he will be entitled to a severance payment equal to nine months of base salary (as in effect immediately prior his termination), nine months of benefits under the Company’s health plans for him and his eligible dependents and his unvested equity awards will immediately vest as to the amount that would have vested over the next six months. If Mr. Del Matto’s employment is terminated by the Company without Cause or Mr. Del Matto terminates his employment for Good Reason (as defined in the

Severance Agreement), after the first 365 days of his employment and prior to or absent a Change of Control, he will be entitled to the same benefits, except that his unvested equity awards will immediately vest as to the amount that would have vested over the next nine months.

If Mr. Del Matto is terminated within 12 months following a Change of Control either by the Company without Cause or by Mr. Del Matto for Good Reason, he will be entitled to a severance payment equal to twelve months of base salary (as in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of benefits under the Company’s health plans for him and his eligible dependents and full and immediate vesting of any unvested equity awards.

In the event any payment to Mr. Del Matto is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

The foregoing descriptions of the Offer Letter, Stock Grant Letter and Severance Agreement are qualified in their entirety by reference to the text of such letters and agreement, which are filed as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The Company also intends to enter into its standard form of indemnification agreement with Mr. Del Matto, in substantially in the form filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, as amended (File No. 333-161190), filed with the Securities and Exchange Commission on August 10, 2009, which form of agreement is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Offer letter, dated as of December 17, 2013, between registrant and Andrew Del Matto
99.2	Letter regarding stock grants, dated as of December 17, 2013, between registrant and Andrew Del Matto
99.3	Change of Control Severance Agreement, dated as of December 17, 2013, between registrant and Andrew Del Matto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: December 20, 2013	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Offer letter, dated as of December 17, 2013, between registrant and Andrew Del Matto
99.2	Letter regarding stock grants, dated as of December 17, 2013, between registrant and Andrew Del Matto
99.3	Change of Control Severance Agreement, dated as of December 17, 2013, between registrant and Andrew Del Matto